UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2007 (June 5, 2007)
AMICAS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-25311	59-2248411

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Guest Street, Boston, MA	02135

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 617-779-7878
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     At the Annual Meeting of Stockholders held on June 5, 2007, the stockholders of AMICAS, Inc. (the “Company”) approved the AMICAS, Inc. 2007 Employee Stock Purchase Plan (the “2007 Plan”). The 2007 Plan permits eligible employees to purchase shares of the Company’s common stock at a discounted price. Up to 750,000 shares of common stock, subject to adjustment in the event of stock splits and other similar events, may be issued pursuant to the 2007 Plan. The 750,000 shares underlying the 2007 Plan will be taken from the excess shares available for issuance under the Company’s 2006 Stock Incentive Plan.
     The full text of the 2007 Plan was filed with the Securities and Exchange Commission on April 30, 2007 as Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A for its 2007 Annual Meeting of Stockholders and is incorporated herein by reference.
ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     (a), (b), (c), (d) and (f): Not applicable.
     (e) The discussion above under Item 1.01 with respect to the 2007 Plan is incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICAS, INC.
	By:	/s/ Joseph D. Hill
		Name:	Joseph D. Hill
Date: June 15, 2007		Title:	Sr. Vice President and Chief Financial Officer